Exhibit 10.16

FIRST AMENDMENT TO
SECURITY AGREEMENT

MEEMEE MEDIA INC.

This First Amendment to the Security Agreement (the "First Amendment") is entered into as of April 6, 2016 by and between MeeMee Media Inc., a Nevada corporation (the "Debtor"), and KF Business Ventures, LP, a California limited partnership (the "Secured Party"), with reference to the following facts:

WHEREAS, the Debtor and Secured Party entered into a Security Agreement dated February 3, 2014 (as amended hereby and from time to time hereafter, the "Security Agreement") to secure repayment of the indebtedness evidenced by a Secured Promissory Note dated February 3, 2014 in the principal amount One Million United States Dollars (US $1,000,000.00) in favor of the Secured Party, as amended from time to time (the "First Secured Note");

WHEREAS, the Debtor and Secured Party desire to amend the Security Agreement to secure repayment of the indebtedness evidenced by one or more additional promissory notes;

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor and the Secured Party hereby agree as follows:
1.            Obligations Secured. The definition of "Obligations" under Section 1 of the Security Agreement shall be, and hereby is, amended in its entirety as follows:
"Obligations" means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description, now existing or hereafter arising, created by the First Secured Note and any one or more additional promissory notes of Debtor to Secured Party that recite such promissory note is to be secured by this Security Agreement, or any modification or amendment to any one or more of said promissory notes; and (b) all costs and expenses, including attorneys' fees, incurred by Secured Party in connection with any one or more of said promissory notes or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a).
2.            Effect of Amendment.   The Security Agreement shall remain in full force and effect as amended by this Amendment.  All capitalized terms not otherwise defined herein shall have the meaning given to them in the Security Agreement.

IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this First Amendment to Security Agreement to be executed as of the date first set forth above.
DEBTOR:

MEEMEE MEDIA INC.

By: ____________________________________
       Martin J. Doane, Executive Chairman

SECURED PARTY:

KF BUSINESS VENTURES, LP
a California limited partnership

By:      Kopple Financial, Inc.
      a California corporation,
      Its General Partner

                                                                                                                                                            By:  ____________________________

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